     As filed with the Securities and Exchange Commission on May 7, 1998


                                                      Registration No.
                                                                       ---------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                             REGISTRATION STATEMENT
                               FILED ON FORM S-3
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            ORTEC INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

   Delaware                          8099                       11-3068704
---------------                -----------------          ----------------------
(State or other                (Primary Standard          (I.R.S. Employer
jurisdiction of                Industrial Code            Identification Number)
incorporation)                 Number)

             3960 Broadway, New York, New York 10032 (212) 740-6999
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 DR. STEVEN KATZ
                      President and Chief Executive Officer
                            ORTEC INTERNATIONAL, INC.
             3960 Broadway, New York, New York 10032 (212) 740-6999
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                -----------------
                                   Copies to:

                             GABRIEL KASZOVITZ, ESQ.
                             SAUL M. KASZOVITZ, ESQ.
               Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
               750 Lexington Avenue, New York, New York 10022-1200
                                 (212) 888-8200
                               Fax: (212) 888-7776

                                ----------------

      Approximate date of proposed sale to the public: Not applicable.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      Pursuant to the provisions of Rule 429 under the Securities Act, the combined Prospectus which forms a part of this Registration Statement relates to and includes securities of the Registrant which were covered by a Registration Statement on Form SB-2, declared effective by the Commission on July 15, 1997 (Registration No. 333-30141).

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                  Proposed       Proposed
Title of Each Class           Amount to be     Offering Price    Aggregate        Amount of
of Securities Being             Registered      Per Security     Offering      Registration Fee
Registered                         (2)              (1)          Price(1)            (1)
--------------------------------------------------------------------------------------------------

Common Stock, par      361,928 (registered        $ 20.25     $7,329,042      $2,162.67
value $.001 per        hereby)                                                (paid on filing
share (2)                                                                     hereof)
--------------------------------------------------------------------------------------------------
Common Stock,          1,323,856 Shares(3)        $ 8.8125     $ 11,666,481   $ 3,535.29 (paid on
par value $.001        (originally registered                                 June 26, 1997)
per share (2)          on June 26, 1997)
==================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.

(2) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may become issuable by virtue of the anti-dilution provisions of any warrants or options to which the shares of Common Stock being registered hereby are included.

(3) Consists of shares of Common Stock included in the Company's Registration Statement on Form SB-2 (Registration No. 333-30141) and declared effective by the Commission on July 15, 1997. Included in such 1,323,856 shares are: (i) 123,250 shares underlying options and/or warrants of the Company which have expired since July 15, 1997 and which the Company is deregistering hereby; and
(ii) 315,000 shares which have been sold in the public securities markets since July 15, 1997 by the original holders thereof.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its
                    effective date until the Registrant shall
              file an amendment that specifically states that this
            Registration Statement shall thereafter become effective
            in accordance with Section 8(a) of the Securities Act of
              1933 or until the Registration Statement shall become
              effective on such date as the Securities and Exchange
                Commission (the "Commission"), acting pursuant to
                          Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               PRELIMINARY PROSPECTUS DATED ________________, 1998

                              SUBJECT TO COMPLETION

                            ORTEC INTERNATIONAL, INC.

                        1,247,584 SHARES OF COMMON STOCK

      This Prospectus covers 1,247,584 shares of Common Stock, par value $.001 per share (the "Common Stock"), of ORTEC INTERNATIONAL, INC., a Delaware corporation (the "Company"), held by shareholders of the Company, including 415,456 shares issuable by the Company upon the exercise of certain options (the "Options") and warrants (the "Warrants") granted by the Company, (collectively, the "Options and Warrants"). Other than the proceeds received by the Company from the exercise of the Options and/or Warrants, if any, the Company will not receive any proceeds from the sale of the shares offered hereby. The holders of the 1,247,584 shares covered by this Prospectus intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each such holder will bear all expenses with respect to the offering of shares by it, him or her, except the costs associated with preparing and printing this Prospectus. The Common Stock of the Company is traded on the NASDAQ SmallCap Market System under the symbol "ORTC." On ________, 1998, the last reported sale price of the Common Stock was $______.

                              ---------------------

                 SEE "RISK FACTORS" BEGINNING ON PAGE _____ FOR
         INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                              ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is __________, 1998

                               PROSPECTUS SUMMARY

      All of the information in this summary is qualified in its entirety by the more detailed information and financial data appearing elsewhere in this Prospectus, including information under "Risk Factors." For definitions of certain terms and abbreviations used in this Prospectus, see the "Glossary" at page __.

                                   THE COMPANY

      ORTEC INTERNATIONAL, Inc. (the "Company") has developed a proprietary technology which consists of a biologically active dressing to stimulate the repair and regeneration of human skin. The Company's product is intended to be utilized for the treatment of severe burn patients as well as for other types of wound healing and for reconstructive and cosmetic surgery. The Company believes that the successful regeneration of human skin creates the potential for wide commercial application.

      The Company is a development stage company and to date has not sold any products. Its activities have been limited to human clinical tests of its product and research and development relating to the Company's biological dressing. From March 12, 1991 (inception) to December 31, 1997, the Company spent an aggregate of $4,533,252 for research and development. Of that total, $964,864 was spent in 1996, $1,178,836 was spent in 1997.

      In order to create a clinically useful biological dressing, the Company has duplicated the two major layers that form the human skin, the epidermis and the dermis. Dr. Mark Eisenberg, of Sydney, Australia, an officer, director and a founder of the Company, has been involved in biochemical and clinical research at the University of New South Wales in Australia for over twenty years, focusing primarily in treating the symptoms of a unique disease called Epidermolysis Bullosa ("EB"). In 1987, through his work on EB, Dr. Eisenberg first succeeded in growing epidermal layers of human skin, which were successfully applied as an allograft (a transplant other than with the patient's own skin) on an EB patient. Dr. Eisenberg has since developed a biologically active dressing known as "Composite Cultured Skin", consisting of both the dermal and epidermal layers.

      The Company has received approval by the Food and Drug Administration ("FDA") to conduct human clinical trials for the application of its Composite Cultured Skin in the treatment of burn patients, in the treatment of EB patients and in the treatment of donor site wounds.

      The human clinical trial program for the treatment of burn patients is being conducted at a number of hospitals. The Company believes that if the use of its Composite Cultured Skin is effective in these clinical trials, and if the Company is able to manufacture its Composite Cultured Skin within FDA mandated requirements, the Company will be able to secure FDA approval for commercially marketing its product for the treatment of burn patients.

      Recruitment of patients for the clinical trial program for the treatment of EB patients has been substantially completed. The patients enrolled in the trial were treated at Rockefeller University Hospital in New York City pursuant to that hospital's protocols approved by the FDA. The FDA has designated the Company's Composite Cultured Skin as a Humanitarian Use Device in the treatment of EB. The Company may apply to the FDA for a Humanitarian Device Exemption for its product, which, if granted, will enable the Company to begin commercially marketing its product for the treatment of EB patients in a shorter time than normally required for a full FDA pre-market approval.

      In December 1997, the FDA approved protocols of Washington Hospital Center in Washington, D.C., for the use of the Company's Composite Cultured Skin in a pilot clinical trial program for the treatment of patients with donor site wounds. No patients are being enrolled for this clinical trial program because the Company now proposes to seek FDA approval for the conduct of a pivotal clinical trial for donor site wounds using a larger number of patients to be treated at a number of hospitals. If the use of the Company's product is effective in the treatment of the patients in such expanded clinical trial, the time when the Company can seek FDA approval for commercially marketing its product for the treatment of donor site wounds will be reduced from the time that would otherwise be required if both the pilot and pivotal trials were conducted.

      The Company believes that its Composite Cultured Skin, if successfully developed, will have wide commercial application for treatment of severe burn patients, patients who suffer severe ulcerations and various skin diseases (such as EB), patients with donor site wounds, venous ulcers and diabetic ulcers, as well as for reconstructive and cosmetic surgery. There can be no assurance that the Company's Composite Cultured Skin will be successfully tested in future human clinical trials or that it can be marketed profitably. See "Forward Looking Information May Prove Inaccurate."

      The Company was organized in 1991 for the purpose of acquiring the Company's skin product from Dr. Mark Eisenberg and to develop, test and market such product. The Company's executive offices are located at 3960 Broadway, New York, New York, and its telephone number is (212) 740-6999.

                                  THE OFFERING

Securities Offered                          1,247,584 shares of Common Stock

Common Stock to be outstanding
  after the Offering(1)                     6,280,447 shares

Use of Proceeds                             Other than the proceeds from the
                                            exercise of the Options and
                                            Warrants, the Company will not
                                            receive any proceeds from the sale
                                            of the shares being registered for
                                            the Selling Shareholders hereby.

Risk Factors                                An investment in the shares involves
                                            a high degree of risk. See "Risk
                                            Factors."

Nasdaq SmallCap System
  Trading Symbol                            "ORTC"

----------

(1) Includes 415,456 shares offered by this prospectus issuable upon exercise of all the Options and Warrants. Does not include (i) 8,281 shares reserved for issuance upon exercise of warrants expiring January 19, 2000 exercisable at $1.00 per share; (ii) 1,199,800 shares reserved for issuance upon the exercise of 1,199,800 publicly traded Class B Warrants at $15 per share and expiring January 19, 1999; (iii) 346,500 shares reserved for issuance upon the exercise of stock options included in the Company's 1996 Stock Option Plan, of which options to purchase 297,000 shares at prices ranging from $6.00 to $18.75 have already been granted; and (iv) 550,851 shares reserved for issuance upon the exercise of other outstanding warrants at prices ranging from $6.00 to $14.25 and expiring at various times from December 31, 1998 to December 1, 2002.

                                  RISK FACTORS

      The purchase of the shares offered hereby involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before purchasing the shares, each prospective investor should consider carefully the general investment risks enumerated elsewhere in this Prospectus and the following risk factors, as well as the other information contained in this Prospectus.

      Need for Future Financing. The Company anticipates that its cash on hand is sufficient to meet its cash requirements through approximately March 2000. However, there can be no assurance that unexpected costs will not be incurred. Before the end of that period the Company may be required to raise additional funds to complete its human clinical trials (if not completed by then) and produce and market its Composite Cultured Skin. The Company may then seek additional funds through sale of its securities to the public and through private markets, debt financing or short term loans. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to it, if at all. The failure of the Company to obtain acceptable additional financing would have a material adverse effect on the operations of the Company. The Company has no current understandings or commitments from any persons to provide any additional financing. Additional financing may result in dilution for then current shareholders. See "Forward Looking Information May Prove Inaccurate."

      Development Stage Company; Limited Operating History. The Company is a development stage company organized in March 1991. It has no products approved for commercial sale and has not realized any operating revenues. The Company is likely to continue to encounter difficulties which are common to development stage companies, including unanticipated costs relating to development, delays in the testing of products, regulatory approval and compliance and competition. The Company will not, in all likelihood, generate any revenues until it obtains FDA approval to sell its skin replacement product in commercial quantities for human application. There can be no assurance that such approval will be obtained, or if obtained, that sales of the Company's product can be made on a profitable basis.

      Uncertainty of Clinical Trials; Need to Obtain FDA Premarketing Approval; Government Regulation. Pursuant to the Federal Food Drug and Cosmetic Act and regulations promulgated thereunder, the FDA regulates the manufacture, distribution and promotion of medical devices in the United States. The Company's Composite Cultured Skin is subject to regulation as a medical device. Prior to commercial release of the Company's product, premarket approval ("PMA") by the FDA will be required. PMA entails proof of nontoxicity, safety and efficacy in human clinical trials. Premarket approval is a lengthy and expensive process and there can be no assurance that FDA approval will be obtained. In February 1994, the Company received FDA approval to commence human clinical trials. The human clinical trials are also lengthy and expensive processes, the successful completion of which cannot be assured. Moreover, even if the Company obtains FDA approval, the Composite Cultured Skin and any manufacturing facilities used to manufacture it will continue to be subject to review, periodic inspections and specific recordkeeping, reporting, product testing, design, safety and labeling requirements. Accordingly, the Company's business, financial condition and emergence from the development stage are dependent on timely FDA approval for its product.

      Uncertainty of Market Acceptance; Reliance on One Product. Acceptance of the Company's product is difficult to predict and will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that the Company's product will be successful in providing viable skin replacement on a commercial basis or that it will be accepted by the medical community. In addition, the Company's only product is its Composite Cultured Skin. The Company does not expect its product to be available for commercial sale for at least two years. The Company expects that its Composite Cultured Skin will likely be, if and when commercially available, its sole product for an indefinite period of time. Failure of the Company's product to achieve market acceptance will have a material adverse impact on the Company's financial condition.

      Technological Change; Highly Competitive Industry. The biomedical field is undergoing rapid and significant technological change. The Company's success will depend on its ability to establish and maintain a competitive position in this marketplace. Many companies and academic institutions have developed, or are capable of developing products based on other technologies that are or may be competitive with the Company's product. The Company's competitors include Organogenesis, Inc., Genzyme Tissue Repair, Inc., Advanced Tissue Sciences, Inc., Life Cell Corporation and Integra Life Sciences. Many of those and other potential competitors are well established, are much larger than the Company and have substantially greater financial and other resources than the Company and have skin replacement products that are being commercially sold or are available for commercial sale. Such companies and academic institutions may succeed in developing other products that are more effective than the Company's Composite Cultured Skin.

      Anticipated Dependence on Third Parties for Marketing; Limited Marketing Experience. The Company intends to sell its product primarily through its own efforts and may use third party distributors on a limited basis. The Company has no marketing experience and has limited financial and other resources to undertake extensive independent marketing activities. There can be no assurance that the Company will be able to market its Composite Cultured Skin successfully or enter into agreements with third parties on acceptable terms for such services.

      Limited Supplies of Materials. The Company is currently purchasing bovine collagen sponges, a key component of its product, from one supplier who produces the sponges to the Company's specifications. The Company has no written agreement with that supplier obligating the supplier to supply sponges to the Company. If the Company were required to secure another source for its bovine collagen sponges, the Company would encounter considerable additional delay and expense in continuing its human clinical trials and, consequently, in marketing its Composite Cultured Skin.

      The Company will continue to rely on a limited number of outside suppliers to supply other materials that it uses in producing and testing its Composite Cultured Skin. No assurance can be given that the Company or its suppliers will continue to have access to a sufficient supply of these materials.

      Limitations of Patent Protection. Dr. Mark Eisenberg, an officer and director of the Company, who developed the Company's Composite Cultured Skin has been granted patents, which he has assigned to the Company, for the Company's Composite Cultured Skin in the United States and in several foreign countries and is prosecuting patent claims for it in others. There can be no assurance that the United States patent will not be successfully challenged in court proceedings. Nor can there be any assurance that any United States or foreign patents will provide any commercial benefits to the Company.

      Several of the Company's competitors, including Organogenesis, Inc., Advanced Tissue Sciences, Inc., Genzyme Tissue Repair Inc., Integra Life Sciences and LifeCell Corporation have been granted patents relating to their particular artificial skin technologies.

      Product Liability. The Company is exposed to the risk of product liability claims in the event that its product causes injury or otherwise results in adverse effects. Although the Company has obtained product liability insurance coverage in the amount of $1,000,000, there can be no assurance that such insurance coverage will be adequate to protect the Company against future product liability claims or that product liability insurance will be available to the Company in the future on terms acceptable to the Company, if at all.

      Dependence on Key Personnel. The Company is dependent on Dr. Steven Katz, the Company's President, for managing the affairs of the Company. The loss of Dr. Katz' services could adversely affect the Company.

      Future Sale of Unregistered Securities. 1,381,300 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "Act"). In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. 1,912,256 additional shares that are issuable upon exercise of outstanding warrants and options will be eligible for immediate sale into the public securities markets after such warrants and options are exercised. These are 1,199,800 shares issuable upon exercise (at a price of $15.00 per share) of the Company's publicly traded Class B warrants, 297,000 issuable upon exercise of options (at prices ranging from $6.00 to $18.75) granted under the Company's 1996 Stock Option Plan and 415,456 shares offered by this Prospectus issuable upon the exercise (at prices ranging from $1.00 per share, for 175,456 shares, to $24.75, for 120,000 shares) of the Options and Warrants. In addition, 559,132 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 8,281 shares) to $14.25, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

      No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

      Possible Volatility of Securities Prices. The market price of the Company's Common Stock may be highly volatile, as has been the case with the securities of other development stage biotechnology companies. Factors such as announcements by the Company or its competitors concerning technological innovations, new commercial products or procedures, proposed government regulations and developments or disputes relating to patents or proprietary rights may have a significant impact on the market price of the Company's Common Stock.

      State Blue Sky Registrations. The shares offered hereby may be sold in certain states and the purchaser of such shares may then resell such shares in the public securities markets (or otherwise) in such states only if such Common Stock is then qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which such purchasers reside. Although the Company's Common Stock is qualified for sale or exempt from qualification in a number of states, there can be no assurance that the shares purchased in this Offering can be sold in every state. The failure of the Company to meet the state securities law requirements of a state in which a purchaser in this Offering seeks to resell the shares purchased in this Offering, will cause the resale or disposition of the Common Stock purchased in this Offering to become unlawful in that state.

      No Dividends. The Company has not paid any dividends on its shares and does not intend to do so in the foreseeable future. It is the present intention of the Company's Board of Directors to retain all earnings, if any, for use in the Company's business operations.

      Concentration of Ownership; Delaware Corporate Law Provisions. The Company's executive officers, directors, founders and affiliated persons beneficially own 2,047,930 shares of the Common Stock representing approximately 35% of the total outstanding shares before the exercise of any outstanding warrants and options. Accordingly, such persons will be able to exercise substantial control in the election of the directors of the Company, increases in the authorized capital or the dissolution, merger, or sale of the assets of the Company and otherwise influence the control of the Company's affairs. Such substantial control of the Company by these persons could serve to impede or prevent a change of control of the Company. As a result, potential purchasers may not seek to acquire control of the Company through the purchase of Common Stock which may tend to reduce the market price of the Common Stock. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control.

      The Year 2000 Problem. At the time computer programs were first being written, two digits were used instead of four to define years on such programs. For example, the year "1998" was written within such computer program as "98." As a result, at the onset of the new millennium, any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. This potential difficulty is commonly referred to as the "Year 2000" problem. The Company believes that the Year 2000 problem will not have any material effect on its operations.

                                 USE OF PROCEEDS

      Other than the proceeds received by the Company from the exercise of the Options and Warrants, the Company will not receive any proceeds from the sale of shares covered by this Prospectus.

      Any proceeds received by the Company from the exercise of any or all of the Options and Warrants may be used for general working capital purposes, including research and development and human clinical trials. The Company has not specifically allocated the proceeds among these uses, and actual expenditures will depend on a number of factors. The use of any proceeds from the exercise of the Options and Warrants, of which there is no assurance, and the timing of such use, will depend on the availability of cash from other sources. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short term certificates of deposit, money market funds or other short term, interest bearing investments.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      The Company maintains a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by the Company.

                              SELLING SHAREHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 4, 1998 by each Selling Shareholder. Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                        Amount and          Percentage of
                                        Nature of            Outstanding             Shares                  Beneficially
Name and Address                        Beneficial          Shares Owned           Registered                   Owned
of Beneficial Owner                     Ownership**         Prior to Sale**         For Sale                 After Sale**
-------------------                     -----------         ---------------         --------                 ------------
Ron Lipstein*                            347,606(1)              5.9%                35,000(2)                312,606
Joseph Stechler                          927,266(3)             15.1%                79,206                   848,060(3)
 15 Engle Street
 Englewood, NJ 07631
Home Insurance Company                   288,818(4)              4.8%               127,707(7)                161,111
 59 Maiden Lane
 New York, NY 10038
Dawson-Samberg Capital                   542,679(5)              9.2%               311,526                   231,153
 Management, Inc.
 354 Pequot Avenue
 Southport, CT 06490
The Travelers Indemnity
Company                                  307,692                 5.2%               307,692                        --
 One Tower Square
 Hartford, CT 06183
Judah Wernick                            252,500(6)              4.1%               240,000(6)                 12,500
 Patterson Travis, Inc.
 One Battery Park Plaza
 New York, NY 10004
Daniel E. Strauss                          7,788                 ***                  7,788                        --
 411 Hackensack Avenue
 Hackensack, NJ 07601

Morris and Lynda Feldman                  18,600                 ***                 18,600                        --
 138-33 78th Road
 Flushing, NY 11367
Alan Abrams                                  793                 ***                    793                        --
 593 Candace Lane
 Villanova, PA 19085
Jonathan Altman                            1,983(7)              ***                  1,983(7)                     --
 55 Pine Road
 Briarcliff, NY 10516
Gary Apfel                                   991                 ***                    991                        --
 313 South McCadden Place
 Los Angeles, CA 90020
Ron Apfel                                  1,983(7)              ***                  1,983(7)                     --
 1664 Hanover Street
 Teaneck, NJ 07666
Willy Apfel                                  991(7)              ***                    991(7)                     --
 895 West End Avenue
 New York, NY 10025
Ron Balshine                               3,458(7)              ***                  3,458(7)                     --
 1103-518 Moberley Road
 Vancouver, B.C
 Canada V5Z 4G3
Balshine Foundation Ltd.                   4,204                 ***                  4,204                        --
 1103-518 Moberley Road
 Vancouver, B.C
 Canada V5Z 4G3
Bentex Trimmings, Inc.                     2,110                 ***                  2,110                        --
 c/o  David G. Weiss
 100-11 67th Drive
 Forest Hills, NY 08817
Joseph Bijou                               3,966                 ***                  3,966                        --
 c/o  Quick Quality
 P.O. Box 3145
 Edison, NJ 08817
Edward Blanco                              1,047                 ***                  1,047                        --
 1179 Elberon Avenue
 Elberon, NJ 07740
Elliot Y. Braun                            1,983                 ***                  1,983                        --
 566 Westgate Drive
 Edison, NJ 08820
Stephen Cheseldine                         1,983(7)              ***                  1,983(7)                     --
 1015 Fitzwater Street
 Philadelphia, PA 19147
Frank J. A. Cilluffo                       3,966                 ***                  3,966                        --
 179 Pleasant Street
 Portsmouth, NH 03801
CSM Partners L.P.                          1,983(7)              ***                  1,983(7)                     --
 26 Broadway
 New York, NY 10019

Rollin M. Dick                             3,966(7)              ***                  3,966(7)                     --
 9085 E. SR 334
 Zionsville, IN 46077
Arthur W. Eckman                           1,983                 ***                  1,983                        --
 2 Cow Lane
 Kings Point, NY 11024
Anthony J. Forte                           2,380                 ***                  2,380                        --
 28 Grand Teton Avenue
 Howell, NJ 07731
David Frager                               1,983                 ***                  1,983                        --
 11 Judith Lane
 Monsey, NY 10952
Sherman Frager                             2,617                 ***                  2,617                        --
 330 Cynwyd Road
 Bala Cynwyd, PA 19066
Azriel Genack                              2,142                 ***                  2,142                        --
 66 West 94th Street
 New York, NY 10025
Menachem Genack                           14,622                 ***                  1,983                    12,639
 129 Meadowbrook Road
 Englewood, NJ 07631
Joseph Giamanco                            1,983                 ***                  1,983                        --
 4 White Rock Terrace
 Holmdel, NJ 07733
Marc Goldstein                             2,094(7)              ***                  2,094(7)                     --
 407 East 91st Street
 New York, NY 10178
Shalom Greenbaum                           3,966                 ***                  3,966                        --
 1175 Park Avenue
 New York, NY 10028
Leonard C. Griff                           2,094(7)              ***                  2,094(7)                     --
 1545 Appletree Road
 Harrisburg, PA 17110
James J. Hain                              3,966                 ***                  3,966                        --
 526 Rutland Avenue
 Teaneck, NJ 07666
Morris Handler                             1,983                 ***                  1,983                        --
 60 East 42nd Street
 New York, NY 10165
Ben Jakobovitz                               991(7)              ***                    991(7)                     --
 223 S. Alta Vista Blvd
 Los Angeles, CA 90036
Estate of Ludwig Jesselson                 5,949                 ***                  5,949                        --
 1301 Avenue of the Americas
 New York, NY 10019
Grandchildren 12/18/80 Trust               3,966                 ***                  3,966                        --
 1301 Avenue of the Americas
 New York, NY 10019
David J. Katz                                991                 ***                    991                        --
 583 Winthrop Road
 Teaneck, NJ 07666

Mathew J. Maryles                            991                 ***                    991                        --
 981 East 18th Street
 Brooklyn, NY 11230
Mindy Orlinsky                             8,043(7)              ***                  8,043(7)                     --
 586 Sunderland Road
 Teaneck, NJ 07666
Steven Resnick & Martha Resnick            2,380                 ***                  2,380                        --
 8 Warrick Road
 Great Neck, NY 11023
Resource Trust Co. f/b/o
C. Andrew Salzburg (NY)
Profit Sharing Plan 1                      2,094(7)              ***                  2,094(7)                     --
 WCMC Burn Center
 Valhalla, NY 10595
Albert K. Sara
 c/o Gabriel A. Sara, M.D                  2,110(7)              ***                  2,100(7)                     --
 27 Meadow View Court
 Leonia, NJ 07605
Marcia Schlacht                            1,547                 ***                  1,547                        --
 219 Narrow Lane
 Woodmere, NY 11598
Gilda Shapiro, TTEE                        7,932(7)              ***                  7,932(7)                     --
 2000 South Ocean Boulevard
 Palm Beach, FL 33480
Sally and Marlene Silvera
as Tenants in Common
c/o  Leon Silvera                          2,380                 ***                  2,380                        --
 19 West 34th Street
 New York, NY 10016
Wendell M. Starke, as Trustee
under Declaration of Trust dated
10/2/91 Nations Bank Trust Dept.,
Attn: Lareecia Phillips, Custodian
for Wendell M. Starke Custody
Account 162660                             3,966(7)              ***                  3,966(7)                     --
 Nationsbank Plaza
 600 Peachtree Street
 Atlanta, GA 30308
David Sutton                               2,094                 ***                  2,094                        --
 1937 East 3rd Street
 Brooklyn, NY 11223
Solomon A. Sutton                          1,983                 ***                  1,983                        --
 2036 East 5th Street
 Brooklyn, NY
Jorge A. Urzua                             2,078(7)              ***                  2,078(7)                     --
 762 Eighth Avenue
 New York, NY 10030
Marcel Weissman                            1,983                 ***                  1,983                        --
 70-24 170th Street
 Flushing, NY 11365

W I A F Investors                          1,983                 ***                  1,983                        --
 466 Arbuckle Avenue
 Cedarhurst, NY 11516
Lionel and Lydia Zuckier                   1,983                 ***                  1,983                        --
 263 Ogden Avenue
 Teaneck, NJ 07666

----------

* The address of Mr. Lipstein is at the Company's offices, 3960 Broadway, New York, NY 10032.

** The number of Shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. Included among the shares owned by such person are any shares which such person or entity has the right to acquire within 60 days after April 23, 1998. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

      Except for information in its records and reports filed by them with the Company, the Company has no knowledge of whether any of the Selling Shareholders who are not directors of the Company own any other shares of the Company or options or warrants to purchase the Company's shares. The Company believes that none of the Selling Shareholders will own 1% or more of the Company's outstanding shares if they sell all of their shares registered for sale, except Ron Lipstein, who will own 5.3%, Joseph Stechler, who will own 13.8%, Home Insurance Company, who will own 2.7%, and Dawson-Samberg Capital Management, Inc., who will own 3.9%.

***   Less than 1%, based upon information available to the Company.


(1) Includes 35,000 shares registered hereby for sale by Dollspart Supply Co., Inc. (a corporation of which Mr. Lipstein is the sole shareholder). Also includes 36,000 shares owned by Mr. Lipstein's minor children. Mr. Lipstein disclaims any beneficial interest in such 36,000 shares. Also includes 60,000 shares issuable to Mr. Lipstein upon his exercise of outstanding options and warrants.

(2) Consists of shares owned by Dollspart Supply Co., Inc., a corporation of which Mr. Lipstein is the sole shareholder.

(3) Includes shares owned by Stechler & Company. Also includes 287,430 shares to be issued by the Company to Mr. Stechler or Stechler & Company upon their exercise of outstanding options or warrants. Does not include 1,049,500 shares held in investment accounts for clients of Stechler & Co. Stechler & Co.'s investment power over such investment accounts may be terminated at any time by such clients.


(4) Includes 127,707 shares (registered hereby) to be issued by the Company to Home Insurance Company upon Home Insurance Company's exercise of outstanding warrants, exercisable at $1.00 per share and expiring January 19, 2000.


(5) Shares held by two investment funds. The Company believes that Dawson-Samberg Capital Management, Inc. has sole or shared investment and/or voting power for these shares. Includes 31,153 shares issuable upon exercise of outstanding warrants which are not included among the shares registered for sale.

(6) Shares beneficially owned and registered include 240,000 shares issuable upon exercise of options and warrants. Shares beneficially owned but not registered include 12,500 shares issuable upon exercise of a warrant. Does not include approximately 530 shares of Common Stock held in the trading account of Patterson Travis, Inc., with whom Mr. Wernick is affiliated. Also does not include 17,100 shares of Common Stock issuable upon the exercise of Class B Warrants held in the trading account of Patterson Travis, Inc. Mr. Wernick disclaims any beneficial interest in the shares and warrants held by Patterson Travis, Inc.

(7) Consists of shares issuable upon exercise of warrants at $1.00 per share, expiring January 19, 2000.

                            DESCRIPTION OF SECURITIES

Common Stock

      The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.001 per share, of which 5,864,991 shares were issued and outstanding as of May 4, 1998.

      The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters to be voted on by shareholders. Shares of Common Stock do not have cumulative voting rights. Therefore, the holders of more than 50% of such shares voting for the election of directors can elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

General Corporation Law Provisions

      A Delaware statute prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's voting stock) from engaging in a "business combination" with the Delaware corporation for three years following the date the person became an interested stockholder unless generally speaking, the transaction is approved by the Company's Board of Directors and the vote of two thirds of the outstanding shares not owned by such interested stockholder. This statute could have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in the payment of a premium over market price or changes in control or management of the Company.

Transfer and Warrant Agent

      The transfer agent for the Common Stock and the warrant agent for the Company's publicly traded Class B Warrants is Jersey Transfer and Trust Co., whose address is 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.

                              PLAN OF DISTRIBUTION

      All of the shares of Common Stock offered pursuant to this Prospectus are being offered by the holders thereof (collectively, the "Holders"), and, therefore, the Company will not receive any proceeds resulting from the sale of any of such shares, except for any proceeds from the exercise, if any, of the Options and Warrants.

      The shares of Common Stock included herein may be sold from time to time to purchasers directly by the Holder thereof. Alternatively, the Holders of any such shares may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Holders and any underwriters, dealers or agents who participate in the distribution of such shares may be deemed to be "underwriters" under the Securities Act, and any discounts, commissions or concessions received by any such persons might be deemed to be underwriting discounts and commissions under the Securities Act.

                         SHARES ELIGIBLE FOR FUTURE SALE

      1,381,300 shares of the Company's presently outstanding shares of Common Stock are "restricted securities," as that term is defined under Rule 144 ("Rule 144") promulgated under the Act. In general, under Rule 144 a person who owns any restricted shares of Common Stock for at least one year may sell in the public securities markets, within any three month period, such number of those restricted shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who owns shares of Common Stock that have been held for a period of at least two years is entitled to sell such shares under Rule 144 without regard to any volume limitations. 1,912,256 additional shares that are issuable upon exercise of outstanding warrants and options will be eligible for immediate sale into the public securities markets after such warrants and options are exercised. These are 1,199,800 shares issuable upon exercise (at a price of $15.00 per share) of the Company's publicly traded Class B warrants, 297,000 issuable upon exercise of options (at prices ranging from $6.00 to $18.75) granted under the Company's 1996 Stock Option Plan and 415,456 shares offered by this Prospectus issuable upon the exercise (at prices ranging from $1.00 per share, for 175,456 shares, to $24.75, for 120,000 shares) of the Options and Warrants. In addition, 559,132 shares that are issuable upon exercise of other outstanding warrants and options exercisable at prices ranging from $1.00 (for 8,281 shares) to $14.25, are eligible for sale in the public securities markets one or two years after such warrants and options are exercised.

      No prediction can be made as to the effect, if any, that sales of those shares of Common Stock, or the availability of those shares for sale, will have on the market prices of the Common Stock prevailing from time to time.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

      (b) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed December 5, 1995, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

      The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, New York, New York. Gabriel Kaszovitz, a member of such firm, is a shareholder of the Company and is the owner of a warrant expiring April 1, 2000 for the purchase of 10,000 shares of Common Stock at $6.00 per share.

                                     EXPERTS

      The financial statements of the Company at December 31, 1997 and for each of the two years then ended and the period from March 12, 1991 inception through December 31, 1997, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, have been incorporated herein in reliance on the report of Grant Thornton LLP, Independent Certified Public Accountants, given on the authority of the firm as experts in accounting and auditing.

                FORWARD LOOKING INFORMATION MAY PROVE INACCURATE

      This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of Management, as well as assumptions made by and information currently available to the Company. When used in this document, the words "anticipate," "believe," "estimate," and "expect" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including those described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

                              AVAILABLE INFORMATION

      Since January 20, 1996, the Company has been subject to the reporting requirements of the Exchange Act. In accordance with the Exchange Act, the Company has and will continue to file reports, proxy statements and other information with the Commission. Reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the NASDAQ SmallCap Market and reports and information concerning the Company can also be inspected through such exchange. The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other periodic reports as the Company deems appropriate or as may be required by law.

      The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Such requests should be directed by mail to Mr. Ron Lipstein, Secretary, Ortec International, Inc., 3960 Broadway, New York, NY 10032, or by telephone at (212) 740-6999.

      The Company has filed with the Commission a Registration Statement on Form SB-3 and all schedules and exhibits thereto under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this Offering, reference is made to such Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

                                    GLOSSARY

      The following Glossary defines certain technical terms and abbreviations used in this Prospectus.

      Allograft -- Replacement of damaged skin with materials, synthetic or natural, other than a patient's own skin.


      Collagen -- An insoluble fibrous protein that occurs in vertebrates as the chief constituent of connective tissue fibrils and in bones.

      Composite Cultured Skin -- The Company's product. Produced from cells derived from human infant foreskins obtained during routine infant circumcisions which are separated into dermal and epidermal cells, reproduced and the dermal cells are then grown onto a cross linked bovine collagen sponge and the epidermal cells are grown on top of that sponge to form the Composite Cultured Skin.

      Dermal -- The lower layer of human skin, beneath the epidermis. A thick fibroelastic layer that consists of cells that generate such fibroelastic material and provide a framework for the support of blood vessels that flow through such layer.

      Donor Site Wounds -- Those areas of the body from which healthy skin is taken in an autograft skin transplant procedure.

      EB -- Epidermolysis Bullosa -- A congenitally inherited disorder characterized by fragile skin that breaks down easily, leading to infections, ulcerations and contracture that cause deformities of the limbs.

      Epidermal -- The upper layer of human skin. A thin multi-layered cellular sheet of cells approximately 0.5 mm in thickness that is constantly being regenerated through cell division.



      Humanitarian Device Exemption -- An approval for marketing medical devices used in treating a condition which has a limited patient population and for which no other products with proved efficacy in treatment are available. The granting of the exemption generally requires human clinical tests on a small number of patients to prove that the device is safe and that the probable benefits of the device to patients outweighs the probable risks. Except for proof of efficacy, the requirements for a Humanitarian Device Exemption are the same as for granting pre-market approval. The exemption has to be renewed every eighteen months.



      PMA Application -- Premarket approval application submitted to the FDA for the sale of a new proposed medical device that is not substantially equivalent to an already cleared device.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                               -----------------

                               TABLE OF CONTENTS

                                                             Page
                                                             ----

Prospectus Summary..........................................
Risk Factors................................................
Use of Proceeds.............................................
Disclosure of Commission Position on Indemnification
 for Securities Liabilities.................................
Selling Shareholders........................................
Description of Securities...................................
Plan of Distribution........................................
Shares Eligible for Future Sale.............................
Incorporation of Certain Information By Reference...........
Legal Matters...............................................
Experts ....................................................
Forward Looking Information May
 Prove Inaccurate...........................................
Available Information.......................................
Glossary....................................................

================================================================================

                                      ORTEC

                               INTERNATIONAL,INC.

                                1,247,584 Shares
                                of Common Stock

                                 ==============

                                   PROSPECTUS

                                 ==============


                              _______________, 1998

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      In addition, the Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      It is expected that the following expenses will be incurred in connection with the issuance and distribution of the Common Stock being registered in this registration statement.

      SEC Registration fee......................................... $ 2,162.67
      *Printing....................................................   2,000.00
      *Accountants' fees and expenses..............................   2,500.00
      *Attorneys' fees and expenses................................  10,000.00
      *Miscellaneous...............................................     337.33
                                                                    ----------

      *Total....................................................... $17,000.00
                                                                    ==========

----------
*Estimated

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number   Description
--------------   -----------

     3.1 Agreement of Merger of the Skin Group, Ltd. and the Company dated July 9, 1992(1)
     3.2         Original Certificate of Incorporation(1)
     3.3         By-Laws(1)
     4.1         Form of Certificate evidencing shares of Common Stock(1)
     5.1 Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel for the registrant*
     23.1        Consent of Grant Thornton LLP*
                 Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
     23.2        (included in Exhibit 5.1)*

----------
*     Filed herewith

(1) Filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33- 96090), or Amendment 1 thereto, and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

      The Registrant hereby undertakes:

      1. That for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, indemnification agreement, insurance or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 6, 1998.


                                                  ORTEC INTERNATIONAL, INC.


                                                  By:   /s/ Steven Katz
                                                        ---------------------
                                                        Steven Katz, PhD
                                                        President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                         Title                        Date
     ---------                         -----                        ----


/s/ Steven Katz          President, Chief Executive Officer      May 6, 1998
-----------------------  and Chairman (Principal Executive
Steven Katz, PhD         Officer)


                         Senior Vice President, Research and    ______, 1998
-----------------------  Development, and Director
Dr. Mark Eisenberg


/s/ Ron Lipstein         Chief Financial Officer, Secretary,     May 6, 1998
-----------------------  Treasurer and Director (Principal
Ron Lipstein             Financial and Accounting Officer)


/s/ Alain M. Klapholz    Vice President, Operations, and         May 6, 1998
-----------------------  Director
Alain M. Klapholz


/s/ Joseph Stechler      Director                                May 6, 1998
-----------------------
Joseph Stechler


/s/ Steven Lilien
-----------------------  Director                                May 6, 1998
Steven Lilien, PhD

                                  Exhibit Index

Exhibit Number   Description
--------------   -----------

     3.1 Agreement of Merger of the Skin Group, Ltd. and the Company dated July 9, 1992(1)

     3.2         Original Certificate of Incorporation(1)

     3.3         By-Laws(1)

     4.1         Form of Certificate evidencing shares of Common Stock(1)

     5.1 Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP, counsel for the registrant*

     23.1        Consent of Grant Thornton LLP*


     23.2 Consent of Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP (included in Exhibit 5.1)*

----------
*     Filed herewith

(1) Filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 33- 96090), or Amendment 1 thereto, and incorporated herein by reference.